Exhibit 99.4

FOR IMMEDIATE RELEASE

Aaron’s, Inc. Issues Open Letter to Shareholders

Transformative Acquisition of Progressive Will Create Lease-to-Own Leader

Transaction Will Be Double-Digit Accretive to Cash EPS in 2014

and Significantly More Accretive in 2015

Outlines Plan to Deliver Top-Line Growth, Operating Margin Expansion and Increased Cash Flow from the Core Aaron’s Business

Board Unanimously Determines to Reject Vintage Capital Unsolicited Proposal

as Inadequate and Illusory

Names Ray Robinson Chairman of the Board and Adopts Substantial Corporate Governance Enhancements

Names Steve Michaels as President and John Robinson, Progressive’s CEO, as EVP of Aaron’s

ATLANTA, April 15, 2014 – Aaron’s, Inc. (NYSE: AAN), the leading lease-to-own specialty retailer that offers flexible payment options for credit-challenged individuals, today issued a letter to its shareholders. The full text of the letter is below.

April 15, 2014

Dear Fellow Shareholder:

Aaron’s business is at an inflection point, resulting from an evolving competitive landscape, changes in technology and a challenging macroeconomic environment. To return to the growth and profitability that our shareholders have come to expect, Aaron’s needed to reposition itself to face these challenges – and opportunities.

The Aaron’s Board of Directors and management team have undertaken a year-long comprehensive review of the Company – including its core business, strategic options and corporate governance – so that we could ensure that Aaron’s is in a position to succeed over the long-term.

Early in this process, we identified Progressive Finance Holdings, LLC (“Progressive”) as an ideal acquisition target, providing an important opportunity for Aaron’s to take a leading position in the large and growing virtual rent-to-own (“RTO”) market. We expect Progressive will help Aaron’s deliver outstanding investor returns as it continues its exponential growth trajectory – with standalone revenues increasing from $228 million in 2012, to $403 million in 2013, an annual growth rate of 77%.

As part of the comprehensive review, we also evaluated how best to maximize returns on our existing core business. We have restructured our strategic plan to: renew our focus on same store revenue growth for our core portfolio; refine and grow our online platform; drive cost efficiency to recapture margin; moderate growth in new company-operated stores; and strengthen and grow the franchise store base.

In addition, to ensure that Aaron’s is best positioned to grow, we have made a number of changes to our Board, management and corporate governance policies. These changes are designed to increase transparency, accountability and provide the right governance structure that will allow us to drive superior shareholder value.

Finally, during the Board’s process we received a proposal from Vintage Capital Management (“Vintage”) to acquire all of the outstanding shares of Aaron’s for $30.50 per share. Following the review of the proposal by the Transaction Committee of the Board, as well as our financial and legal advisors, our Board has unanimously rejected Vintage’s offer as inadequate, illusory and not in the best interests of Aaron’s shareholders.

Given the importance of all of the initiatives and decisions, we want to elaborate on the process that we undertook to evaluate the various potential opportunities available to Aaron’s in achieving our goal: a stronger Aaron’s poised to deliver impressive returns to our shareholders.

Transformative Acquisition of Progressive

Like many industries, the RTO space has been transformed by the internet and virtual marketplace. Aaron’s Board and management team have been focused on leveraging our leading national footprint, and strong brand and market expertise to address the growing virtual RTO customer base. We understand that the transformation taking place in our market requires decisive action.

Approximately one year ago, we first began discussions with Progressive, and today we announced the acquisition of the company for $700 million. From both an operational and financial standpoint, this is an excellent transaction for Aaron’s shareholders.

Some key metrics on Progressive and the transaction include:

•	Expected revenue CAGR of 59% from 2012 through 2015;

•	Expected EBITDA CAGR of 68% from 2012 through 2015; and

•	Expected double-digit accretion to cash EPS in 2014 and significantly more accretion in 2015.

The Progressive acquisition is also strategically transformational and will strengthen our franchise. Progressive’s relationships with some of the largest national retailers, including 40 of the top 100 and eight of the top 20 U.S. furniture and bedding retailers – such as Mattress Firm, Big Lots, Art Van Furniture and Sleepy’s – will open at least 15,000 new doors as sources of revenue for Aaron’s. Progressive also has a proprietary database and proprietary decision engine, which provides true scalability and room for margin improvement as it allows Aaron’s to begin penetrating the estimated $24 billion addressable market. The potential synergies that we could recognize are substantial – Progressive’s profitable customer reach and virtual customer interaction, combined with leveraging Aaron’s stores for pick-up, refurbishment and release of returned and repossessed merchandise, will be a powerful combination.

Additionally, we believe that Progressive has an outstanding management team that brings valuable technology and business process acumen as well as an impressive track record to Aaron’s. The entire senior management team that has built Progressive’s unique platform and driven its growth is joining Aaron’s to help drive our next stage of growth. John Robinson, Progressive’s Chief Executive Officer, has been named an Executive Vice President of Aaron’s and will continue to grow the Progressive franchise within our company. Further, John plans to make a substantial personal financial investment in Aaron’s as part of his ongoing commitment. We look forward to John’s contributions to the Aaron’s management team as he joins us while continuing his leadership of Progressive.

Refocusing the Core Business

As part of our comprehensive review, we also carefully evaluated our core business.

Since 2009, Aaron’s increased its revenues every year – from $1.8 billion in 2009 to $2.2 billion in 2013 – and our EBITDA margins increased 120 basis points from 12.8% in 2009 to 14.0% in 2012. However, the entire RTO industry suffered significantly in 2013, as our core customers faced a number of challenges, including increases in payroll taxes, changes to food stamps and cuts to unemployment benefits. We also encountered some challenges specific to Aaron’s, including management turnover and several legal investigations.

In 2012, the Board asked Ron Allen, a highly experienced chief executive, to take on the permanent role of Aaron’s CEO to help improve the business and resolve these issues. He acted quickly and efficiently – resolving a number of lawsuits and other regulatory matters, investing in our IT systems, revamping our advertising campaigns and improving the training of our employees. He also undertook a detailed study of the profitability of our business.

The result? Today we are announcing a strategic plan focused on our core business through disciplined growth, improved execution, portfolio optimization, cost cutting and return of capital. Specifically, we will:

•	Renew our focus on same store revenue growth for our core portfolio, through improved execution, optimization of merchandising and pricing and an enhanced go-to-market strategy;

•	Refine and grow our online platform;

•	Drive cost efficiency to recapture margin, including through SG&A cost savings and rationalizing underperforming stores;

•	Moderate new company-operated store growth to 2-3% per year; and

•	Strengthen and grow the franchise store base.

Additionally, we will target an overall debt-to-capitalization ratio of 20%, and use excess cash to continue to return capital to our shareholders.

Franchisees Remain Integral to Aaron’s Success

Franchisees are integral to Aaron’s success and we have also recently announced certain actions to strengthen our franchisee relationships. At our annual Manager’s Meeting in March, 2014, we introduced several important initiatives to enhance franchisees’ operations, including establishing a Franchisee Advisory Board to facilitate communications between Aaron’s and our franchisees, placing the marketing fund allocation at the discretion of franchisees and suspending mandatory store remodeling requirements. Empowering our franchisees to allocate marketing funds themselves promises to drive improved local awareness and customer traffic to franchisee stores. Overall, we will continue to support franchisees opening locations at a rate of approximately 3-4% per year as they continue to grow and build the Aaron’s brand.

Strengthening Aaron’s Management Team and Enhancing Corporate Governance

The Board’s comprehensive review also included an analysis of Aaron’s corporate governance framework and management structure. That review resulted in a clear strategy to identify the next generation of leadership within Aaron’s and build internal candidates for CEO succession planning.

Steve Michaels, our current Vice President of Strategic Planning and Business Development, who played a key role in the review of opportunities and the Progressive acquisition, as well as the development of our strategic plan, has been named President of Aaron’s. As a 19-year veteran of Aaron’s, Steve is a proven leader of our company and has earned the trust and respect of our employees. As noted earlier, John Robinson, Progressive’s current CEO, has been named Executive Vice President of Aaron’s and will be responsible for driving the continued growth of Progressive and in helping to capture the substantial potential synergies resulting from the integration of the two businesses. Both of these talented executives have track records of success, and are expected to be central to the future of Aaron’s.

Additionally, we have strengthened the management team with several new executives in the roles of Chief Operating Officer (Dave Buck); Executive Vice President, General Counsel and Corporate Secretary (Robbie Kamerschen); Senior Vice President of Operations (Tristan Montanero); Vice President of Marketing (Andrea Freeman); and Vice President of Learning and Development (Kim Rivera). These executives bring a wealth of experience from both Aaron’s as well as other leading companies like Newell Rubbermaid and Equifax.

The reporting structure within our senior management team will also now be better aligned with our growth opportunities, performance and results. Moving forward, Dave Buck and Michael P. Ryan, Aaron’s Vice President of Franchising, will report directly to Steve Michaels. We will form an Executive Committee reporting to Ron Allen, comprised of Steve Michaels; John Robinson; Gil Danielson, Aaron’s Executive Vice President and Chief Financial Officer; Robbie Kamerschen; and Chad Strickland, Aaron’s Senior Vice President of Associate Resources.

Importantly, recent enhancements to Aaron’s corporate governance practices include the elimination of the vestiges of a dual-class voting structure from our founding shareholder and the adoption of majority voting in non-contested elections. In addition, we will further strengthen the Board’s management oversight capabilities by immediately separating the roles of Chairman and CEO as the Board has named Ray Robinson, Aaron’s lead independent director, as the Chairman of the Board. The Board also engaged an independent compensation consultant to help ensure that executive compensation is aligned with company performance and market practice.

To enhance the overall composition of the Board, we engaged a leading executive search firm to identify potential new candidates to refresh the Board. Further, Gil Danielson has stepped down from the Board, effective immediately. Gil will continue to serve as Aaron’s CFO. We would like to thank Gil for his outstanding service on the Aaron’s Board, as well as his leadership and counsel, and we look forward to his continued contributions to our executive team.

The Vintage Proposal

Our process also encompassed a broad review of opportunities to enhance long-term value for shareholders, including the recent proposal from Vintage. We were assisted in this process by The Blackstone Group and Goldman, Sachs & Co. as financial advisors, and Greenberg Traurig and King & Spalding as legal counsel. Alongside the changes to our business that were already being contemplated, we also considered alternative strategic and financial options including our acquisition strategy and the use of our balance sheet, and we consulted extensively with our shareholders. We are confident that, as a result of this thorough review, we have determined the right path forward for Aaron’s and our shareholders.

We carefully evaluated the Vintage proposal and directed our financial advisors to engage with Vintage on two separate occasions. In those conversations, Vintage was unwilling to provide customary visibility into its ability to finance the transaction, including the source of the equity funding it would need to complete a transaction. Whether or not Vintage had these resources was critical information and our shareholders deserve to know the facts. As a 13D filer that has nominated a slate of director candidates for election to our Board at the 2014 Annual Shareholders Meeting, we believe that Vintage has not complied with its obligations under federal securities laws. Therefore, we have taken action to hold Vintage accountable and ensure that information necessary for shareholders is made available.

Our Board ultimately determined that the Vintage proposal to acquire Aaron’s for $30.50 per share was inadequate and illusory. The Board rejected Vintage’s proposal and has determined that the Company’s comprehensive transformation plan and the integration of Progressive will deliver superior shareholder value.

The Path Forward

We are excited about the opportunities available to Aaron’s, our leadership team and our ability to deliver sustained value to Aaron’s shareholders. We recognize that we have more work to do, but believe that the steps announced today will set us on the right path forward.

We appreciate the input from our shareholders to date, and look forward to continued discussions in the weeks and months to come.

On behalf of the Aaron’s Board and leadership team, we thank you for your continued support.

Sincerely,

Ron Allen	Ray Robinson
Chief Executive Officer	Chairman

Conference Call

Aaron’s will hold a conference call to discuss the completion of the Transaction Committee’s review, as well as the Progressive acquisition, on Tuesday, April 15, 2014, at 8:30 a.m. Eastern Time. The public is invited to listen to the conference call by webcast accessible through the Aaron’s website, www.aaronsinc.com, in the “Investor Relations” section. The webcast will be archived for playback at that same site.

Advisors

Greenberg Traurig, LLP is serving as lead legal advisor and The Blackstone Group and Goldman, Sachs & Co., and Stephens are serving as financial advisors to Aaron’s.

About Aaron’s, Inc.

Aaron’s, Inc. (NYSE: AAN), a leader in the sales and lease ownership and specialty retailing of residential furniture, consumer electronics, home appliances and accessories, has more than 2,130 Company-operated and franchised stores in 48 states and Canada. Founded in 1955 by entrepreneur and Chairman Emeritus R. Charles Loudermilk, Sr. and headquartered in Atlanta, Aaron’s has been publicly traded since 1982. For more information, visit www.aarons.com. Aaron’s, Inc. includes the Aarons.com and ShopHomeSmart.com brands.

Additional Information and Where To Find It

This communication may be deemed to be solicitation material in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company will be filing documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2014 Annual Meeting of Shareholders, including the filing by the Company of a proxy statement. SHAREHOLDERS ARE URGED TO READ THE COMPANY’S PROXY STATEMENT AND ACCOMPANYING PROXY CARD FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain these documents (when they are available) free of charge at the SEC’s website, http://www.sec.gov, and at the Investor Relations section of the Company’s website, http://www.aarons.com. The final Proxy Statement for the 2014 Annual Meeting of Shareholders will be mailed to shareholders of the Company.

Participants in Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning such participants and their direct or indirect interests, including their beneficial ownership in the Company, is available in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders filed with the SEC on April 8, 2013, and will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting of Shareholders when it becomes available. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is also included in their respective SEC filings on Forms 3, 4 and 5. Shareholders are advised to read the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders and other relevant documents when they become available, because they will contain important information. You can obtain free copies of these documents from the Company as described above.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding Aaron’s, Inc.’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, forecasts and assumptions of Aaron’s that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include factors such as changes in general economic conditions, competition, pricing, litigation, customer privacy, information security, customer demand and other issues, and the risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Aaron’s assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Aaron’s Contact:

Gilbert L. Danielson

Aaron’s Executive Vice President, Chief Financial Officer

404-231-0011

Garet Hayes

Aaron’s Director of Public Relations

678-402-3863

Dan Burch / Bob Marese

MacKenzie Partners

800-322-2885

Steve Frankel / Tim Lynch / James Golden

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449